EXHIBIT 8(x)

             FORM OF AMENDMENT TO PARTICIPATION AGREEMENT WITH ROYCE




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                                                                    EXHIBIT 8(x)


                 AMENDMENT NO. 1 TO THE PARTICIPATION AGREEMENT

         The Participation Agreement, made as of the 13th day of June, 1997 by and among ROYCE CAPITAL FUND, a Delaware business trust, ROYCE & ASSOCIATES, Inc., a New York corporation, and INDIANAPOLIS LIFE INSURANCE COMPANY (successor in interest to IL Annuity and Insurance Company), a stock life insurance company organized under the laws of Indiana, is hereby amended effective as of June 30, 2003, as follows:

         1. All references to IL Annuity and Insurance Company are hereby changed to "Indianapolis Life Insurance Company" to reflect the statutory merger of IL Annuity and Insurance Company with and into its parent, Indianapolis Life Insurance Company.

         2. Article IX is hereby deleted in its entirety and replaced with the following Article IX:

                               Article IX. NOTICES
                                           -------

                  Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                  If to the Trust or the Adviser:

                           Royce Capital Fund or Royce & Associates, Inc. 1414 Avenue of the Americas
                           New York, New York 10019
                           Attention: [Howard J. Kashner, Esq.]

                  If to the Company:

                           Indianapolis Life Insurance Company
                           555 South Kansas Avenue
                           Topeka, Kansas 66603
                           Attention:  Michael H. Miller, Vice President

                           and

                           Ameritas Life Insurance Corp.
                           5900 O Street
                           Lincoln, Nebraska 68510
                           Attention:  Debra Powell

                  Notice shall be deemed given on the date of receipt by the addresses as evidenced by the return receipt.

         3. Appendix B shall be deleted and replaced with the attached Appendix
B.

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         IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment to the Fund Participation Agreement as of June 30, 2003.

                                        ROYCE CAPITAL FUND

                                        By:________________________________

                                        Name:______________________________

                                        Title:_____________________________

                                        ROYCE & ASSOCIATES, INC.

                                        By:________________________________

                                        Name:______________________________

                                        Title:_____________________________

                                        INDIANAPOLIS LIFE INSURANCE COMPANY

                                        By:________________________________

                                        Name:______________________________

                                        Title:_____________________________


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                                   APPENDIX B

Separate Accounts                                    Selected Funds
-----------------                                    --------------

ILICO Separate Account 1                             Royce Micro-Cap Portfolio